Exhibit 99.3

February 24, 2012

Dear Winn-Dixie Employee Stock Purchase Plan (“ESPP”) Participant,

This memorandum is designed to communicate how stock you may hold as a Participant in the ESPP will be treated upon the close of the proposed merger between Winn-Dixie Stores, Inc, and a subsidiary of BI-LO, LLC. Please read this information carefully.

I.	The Merger

Winn-Dixie Stores, Inc. (“Winn-Dixie”) expects to complete the contemplated merger with a subsidiary of BI-LO, LLC (together with its affiliates, “BI-LO”) shortly following the Special Meeting of Winn-Dixie Stockholders, which is currently scheduled for March 9, 2012. The date the Merger closes is referred to as the Closing Date. Pursuant to the Merger Agreement, dated December 16, 2011, by and among Winn-Dixie, Opal Holdings, LLC and Opal Merger Sub, LLC, upon closing of the merger each Winn-Dixie stockholder will receive $9.50 per share of Winn-Dixie common stock owned by such stockholder.

II.	Payment for Stock Currently Owned Under the ESPP

Stock currently held by ESPP Participants as of the Closing Date. Pursuant to the Merger Agreement, Winn-Dixie stockholders will receive a letter of transmittal shortly following completion of the merger. The letter of transmittal will contain instructions for receiving the $9.50 per share merger consideration. If the stock you purchased under the ESPP is in an account with E*Trade Securities, LLC, you may contact the E*Trade customer service line at 800-387-2331 for instructions on how to receive this payment. If your stock is in an account with another brokerage firm, please contact them directly for payment instructions.

Reimbursement for Monies Deducted via Payroll Deduction But Not Used to Purchase Winn-Dixie Stock. Automatic ESPP payroll deductions will cease as of the Closing Date. Any payroll deductions made prior to the Closing Date but not used to purchase Winn-Dixie stock will be refunded. All refunds will be made by way of a payroll credit and will be reflected on your paychecks according to the time table below (assuming the Closing Date occurs on or about March 9, 2012):

Payroll cycle	Last deductions (Pay Period Ending)	Deduction Refund (Pay Period Ending)	Paycheck Date
Weekly	3/7/12	3/14/12	3/20/12
Biweekly	2/29/12	3/14/12	3/20/12
Monthly	2/29/12	3/30/12	3/30/12

Thank you for participating in the Winn-Dixie ESPP.

Regards,

Anita Dahlstrom-Gutel
Senior Vice President, Human Resources

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statement regarding the merger, which has been filed with the SEC.

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